UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 2, 2009

NORTHERN OIL AND GAS, INC.
(Name of small business issuer in its charter)

Nevada	000-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

315 Manitoba Avenue – Suite 200 Wayzata, Minnesota	55391
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANTS BUSINESS AND OPERATIONS

Item 5.02 – Compensatory Arrangements of Certain Officers.

On December 30, 2008, the Compensation Committee of the Board of Directors of Northern Oil and Gas, Inc. (the Company”) terminated the Company’s 2008 Stock Compensation Plan (“Plan”).  The Plan was subject to approval by the Company’s shareholders and provided the Compensation Committee the authority to modify or terminate the Plan as it deemed advisable.

The Compensation Committee determined that issuance of the additional shares under the Plan that would be required to appropriately compensate officers would result in unacceptable dilution for existing shareholders.  As such, the Compensation Committee concluded to terminate the Plan and forego the issuance of shares at current stock prices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN OIL AND GAS, INC.

Date:  January 2, 2009                                                                           By /s/ Michael L. Reger
       Michael L. Reger, Chief Executive Officer